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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2006

BALL CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (770) 236-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On March 7, 2006, Ball Corporation entered into an underwriting agreement (the "Underwriting Agreement"), by and between Ball Corporation, certain subsidiary guarantors of Ball Corporation and Lehman Brothers Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc. and Deustche Bank Securities Inc., as representatives of the several underwriters named therein (the "Underwriters"), for the sale by Ball Corporation of $450,000,000 aggregate principal amount of 6 5/8% senior notes due 2018 (the "Senior Notes"). A copy of the Underwriting Agreement is attached to this report as Exhibit 1.1 and is incorporated herein by reference. The Senior Notes were sold under Ball Corporation's shelf registration statement (No. 333-132143) (the "Form S-3"). Under the terms of the Underwriting Agreement, Ball Corporation and its subsidiaries that are party thereto have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from any untrue statement of a material fact related to Ball Corporation contained in Ball Corporation's registration statement, the preliminary prospectus, any issuer free writing prospectus or the final prospectus or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

        The proceeds from the sale of the notes, together with proceeds from borrowings under a new term loan facility under Ball Corporation's existing credit agreement, will be used to finance the previously announced acquisitions of the United States and Argentinean operations of U.S. Can Corporation ("U.S. Can") (the "U.S. Can Acquisition") and certain North American plastic bottle operations owned by Alcan Inc. (the "Alcan Bottles Acquisition"), including the repayment of certain existing debt of U.S. Can and Ball Corporation and the payment of related fees and expenses.

        Deutsche Bank AG, New York Branch, an affiliate of Deutsche Bank Securities Inc., is the administrative agent and collateral agent under Ball Corporation's existing credit facilities. Banc of America Securities LLC is a co-syndication agent under the existing credit facilities. Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc., is a co-documentation agent under the existing credit facilities. Deutsche Bank Securities Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. act as joint lead arrangers, joint mandated arrangers and joint book managers for the existing credit facilities and jointly manage the syndication of the existing credit facilities, in consultation with Lehman Brothers Inc. and BNP Paribas Securities Corp. KeyBank National Association (an affiliate of McDonald Investments Inc.) is a senior managing agent under the existing credit facilities. Each of Deutsche Bank AG, New York Branch, Bank of America, N.A., JPMorgan Chase Bank, N.A. (an affiliate of J.P. Morgan Securities Inc.) and Lehman Commercial Paper Inc., BNP Paribas (an affiliate of BNP Paribas Securities Corp.) and KeyBank National Association are lenders under the existing credit facilities. Ball Corporation intends to repay amounts under its revolving credit facility with a portion of the proceeds from the sale of the notes and the borrowings under the new term loan facility under Ball Corporation's existing credit agreement. Each of these participating lenders or their affiliates received a portion of the fees payable in connection with the establishment of the existing credit facilities and received fees in connection with the July 22, 2003 amendments to Ball Corporation's prior credit facilities. In addition, affiliates of Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc. will be lenders under the new term loan facility under Ball Corporation's existing credit agreement.

        Lehman Brothers Inc. is acting as dealer manager and consent solicitation agent, for which they will receive a customary fee, in connection with the tender offers and consent solicitations commenced by United States Can Company, a wholly-owned subsidiary of U.S. Can, in connection with the U.S. Can Acquisition.

        In connection with the U.S. Can Acquisition, Banc of America Securities LLC has provided a fairness opinion to Ball Corporation's board of directors for which Banc of America Securities LLC will receive customary fees.

        J.P. Morgan Securities Inc. acted as financial advisor to Alcan Inc. in connection with the Alcan Bottles Acquisition.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 7, 2006.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION (Registrant)
Date: March 8, 2006	By:	/s/ RAYMOND J. SEABROOK
	Name:	Raymond J. Seabrook
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 7, 2006.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX